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EXHIBIT 21  -  SUBSIDIARIES OF REGISTRANT


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
               1.    Puerto Rico Telephone Company, Inc. (doing business as Puerto Rico Telephone)

                     Physical address:               1515 F.D. Roosevelt Avenue,  Guaynabo,  Puerto Rico 00968
                     Mailing address:                P.O. Box 360998, San Juan, P.R. 00936-0998
                     State/jurisdiction
                     of Incorporation:               Puerto Rico


               2.    Celulares Telefonica, Inc. (doing business as Celulares Telefonica)

                     Physical address:               1515 F.D. Roosevelt Avenue,  Guaynabo,  Puerto Rico 00968
                     Mailing address:                P.O. Box 360998, San Juan, P.R. 00936-0998
                     State/jurisdiction
                     of Incorporation:               Puerto Rico
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